UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 12, 2015

KENTUCKY FIRST FEDERAL BANCORP

(Exact Name of Registrant as Specified in Its Charter)

United States	0-51176	61-1484858
(State or other jurisdiction of	Commission	(IRS Employer
incorporation or organization)	File Number)	Identification No.)

479 Main Street, Hazard, Kentucky	41701
(Address of principal executive offices)	(Zip Code)

(502) 223-1638

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders

Kentucky First Federal Bancorp (the “Company”) held its Annual Meeting of Shareholders (“Annual Meeting”) on Thursday, November 12, 2015, at which the following matters were voted upon:

(1)	The election of Directors;
(2)	The ratification of Crowe Horwath LLP as the independent registered public accountants for the year ending June 30, 2016; and
(3)	An advisory approval of the compensation of the Named Executive Officers.

The final number of votes cast with respect to each matter is set out below:

(1)	The election of Directors:

Nominee(a)	Votes For	Votes Withheld	Broker Non-Votes
Stephen G. Barker	6,819,573	29,097	929,948
David R. Harrod	6,842,862	5,808	929,948
Tony D. Whitaker	6,837,022	11,648	929,948
C. Michael Davenport	6,842,862	5,808	929,948

(a)	Messrs. Barker, Harrod and Whitaker were elected for terms expiring at the 2018 annual meeting of stockholders, and Mr. Davenport was elected for a term expiring at the 2017 annual meeting of stockholders.

(2)	The ratification of Crowe Horwath LLP as the independent registered public accountants for the year ending June 30, 2016:

For	7,731,827
Against	27,400
Abstain	19,391
Broker Non-Vote	929,948

(3)	An advisory approval of the compensation of the Named Executive Officers:

For	6,736,350
Against	46,986
Abstain	65,333
Broker Non-Vote	929,948

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KENTUCKY FIRST FEDERAL BANCORP

Date: November 16, 2015
	By:	/s/ Don D. Jennings
Don D. Jennings
President and Chief Operating Officer